Exhibit 99.1

CynergisTek Reports Third Quarter 2020 Financial Results

Austin, Texas – (November 12, 2020) – CynergisTek, Inc. (NYSE AMERICAN: CTEK), a leader in cybersecurity, privacy, and compliance, today announced financial results for the three and nine months ended September 30, 2020.

Recent Operational Highlights

•Won three significant new managed service contracts in the third quarter

oLarge west coast State Department of Public Health diversifying our managed services beyond providers

oSeveral recent renewals with existing customers for expanded services

oTwo new hospital systems - Fairview Health Services and Valley Health System

oOverall sales trends began to strengthen at the end of Q3

•Expense reduction, delivery efficiency and restructuring initiatives drove improvements in operating results despite COVID-19 headwinds

oSequentially for Q3 versus Q2, gross margins improved to 35% from 27%; net loss improved by $1.2 million and Adjusted EBITDA improved by $0.6 million

oQ3 Net loss and EPS remained flat compared with prior year

“We continued to execute on our plans to streamline the organization, improve delivery efficiency and reduce operating expenses through the quarter and those efforts are reflected in the improvements from the second quarter to the third quarter,” said Caleb Barlow, President and CEO of CynergisTek.

“As the headwinds of COVID-19 continue to impact the healthcare industry, we are pleased to see positive results from our investments in sales and marketing, as evidenced by the new wins in the third quarter, improvements in our pipeline and positive sales momentum as we near the end of the year.”

For the Three Months Ended September 30, 2020, Compared to the Three Months Ended September 30, 2019

Revenue was $4.5 million for the three months ended September 30, 2020, as compared to $4.8 million in the same period in 2019. Managed Services revenue decreased $0.4 million to $2.7 million due to the impact of some customers canceling or delaying renewals and a slowdown in net new customers due to healthcare providers responding to the negative impact from and uncertainty surrounding the impact from COVID-19. Consulting and professional services revenue increased $0.1 million to $1.8 million due to $0.8 million in new consulting and professional services revenues from the acquisition of Backbone.

Gross margin was 35% of revenue for the three months ended September 30, 2020, compared to 34% for the same period in 2019. This increase was a result staff and expense reductions we made over the last couple quarters in reaction to lower revenue.

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Sales and marketing expenses increased to $1.3 million for the three months ended September 30, 2020 due to the addition of Backbone. General and administrative expenses decreased $0.2 million to $1.5 million for the three months ended September 30, 2020. The decrease is due to $0.4 million in expense reductions enacted to improve operating margins offset by the additional costs from Backbone.

GAAP net loss from continuing operations for the three months ended September 30, 2020 was $1.3 million, or $0.12 per basic and diluted share compared to a net loss of $1.3 million, or $0.13 per basic and diluted share for the same period of 2019.

Non-GAAP adjusted EBITDA loss was $0.8 million for the three months ended September 30, 2020, compared to a loss of $0.4 million for the same period in 2019.

The reconciliation of GAAP to non-GAAP information can be found in the table at the end of this release and provides the detail of the Company’s non-GAAP disclosures and the reconciliation of non-GAAP information.

Use of Non-GAAP Measures

CynergisTek, Inc. prepares its consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, fair value adjustments, severance, and other cash and non-cash charges and gains.

Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA should not be considered as an alternative to loss from continuing operations or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

Adjusted EBITDA has limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

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We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present Adjusted EBITDA because (i) we believe this measures is frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find this measure useful in assessing our ability to service or incur indebtedness, and (iii) we use Adjusted EBITDA internally as a benchmark to evaluate our operating performance or compare our performance to that of our competitors.

Conference Call Information
Date: Thursday, November 12th, 2020
Time: 4:30 pm ET / 1:30 pm PT

U.S.: 1-866-269-4260
International: 1-786-204-3977
Conference ID: 8233178
Webcast: http://public.viavid.com/index.php?id=142245

A replay of the call will be available from Thursday November 12, 2020, 7:30 PM ET to Thursday November 19, 2020, 11:59 PM ET. To access the replay, please dial 1-844-512-2921 from the U.S. and 1-412-317-6671 from outside the U.S. The PIN is 8233178.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity firm dedicated to serving the information assurance needs of the healthcare industry. CynergisTek offers specialized services and solutions to help organizations achieve privacy, security, and compliance goals. Since 2004, the company has served as a partner to hundreds of healthcare organizations and is dedicated to supporting and educating the industry by contributing to relevant industry associations. The company has been recognized by KLAS as a top performing firm in healthcare cybersecurity and was awarded the 2019 Top Healthcare Cybersecurity Consultants in Black Book IT Advisory Outcomes Survey.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek.   These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “may” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product/services development, long and uncertain sales cycles, the ability to obtain or maintain proprietary intellectual property protection, market acceptance, future capital requirements, competition from other providers, the ability of our vendors to continue supplying the company with equipment, parts, supplies and services at comparable terms and prices, potential risks and uncertainties relating to the ultimate impact of COVID-19, including the geographic spread, the severity of the disease, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets, and other factors that may cause actual results to be materially different from those described herein as

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anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Paul Anthony
(949) 382-1419

InvestorRelations@CynergisTek.com

Media Contact:

Allison + Partners

Jaime Tero

415-755-8639

jaime.tero@allisonpr.com

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CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020 (unaudited)	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$4,287,162	$5,328,726
Accounts receivable	1,898,434	3,210,726
Unbilled services	697,322	539,535
Prepaid and other current assets	1,377,628	1,205,769
Income taxes receivable	1,478,933	-
Total current assets	9,739,479	10,284,756

Property and equipment, net	710,949	946,219
Deposits	64,586	72,486
Deferred income taxes	1,949,716	1,836,258
Intangible assets, net	7,337,308	8,585,882
Goodwill	23,983,483	23,983,483
Total assets	$43,785,521	$45,709,084
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$802,002	$638,864
Accrued compensation and benefits	544,412	1,066,770
Deferred revenue	1,555,277	1,437,859
Income taxes payable	-	31,976
Current portion of promissory note to related parties	562,500	562,500
Current portion of Paycheck Protection Program loan	1,714,946	-
Current portion of operating lease	370,565	533,371
Total current liabilities	5,549,702	4,271,340

Long-term liabilities:
Earnout liability	2,400,000	2,400,000
Promissory note to related parties, less current portion	281,250	703,125
Paycheck Protection Program loan, less current portion	1,110,554	-
Operating lease, less current portion	64,725	158,995
Total long-term liabilities	3,856,529	3,262,120

Commitments and contingencies

Stockholders’ equity:
Common stock, par value at $0.001, 33,333,333 shares authorized, 10,597,024 shares issued and outstanding at September 30, 2020, and 10,359,164 shares issued and outstanding at December 31, 2019	10,596	10,359
Additional paid-in capital	36,606,975	34,821,863
(Accumulated deficit) Retained earnings	(2,238,281)	3,343,402
Total stockholders’ equity	34,379,290	38,175,624
Total liabilities and stockholders’ equity	$43,785,521	$45,709,084

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CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenues	$4,502,909	$4,766,000	$14,176,307	$15,597,117
Cost of revenues	2,909,788	3,165,502	9,679,816	9,613,777
Gross profit	1,593,121	1,600,498	4,496,491	5,983,340
Operating expenses:
Sales and marketing	1,325,965	1,090,733	4,490,797	3,907,847
General and administrative	1,480,597	1,689,012	5,381,929	4,807,789
Change in valuation of contingent earnout	-	(178,269)	-	(178,269)
Depreciation	48,296	47,775	141,668	135,875
Amortization of acquisition-related intangibles	416,191	452,734	1,248,574	1,358,202
Finance cost for equity commitment	-	-	390,000	-
Total operating expenses	3,271,049	3,101,985	11,652,968	10,031,444
Loss from operations	(1,677,928)	(1,501,487)	(7,156,477)	(4,048,104)
Other income (expense):
Other income	-	-	-	26
Interest income	1,868	41,438	9,543	58,076
Interest expense	(26,046)	(30,459)	(77,654)	(439,909)
Loss on disposition of fixed assets		(2,188)		(2,188)
Total other (expense) income	(24,179)	8,791	(68,110)	(383,995)

Loss before provision for income taxes	(1,702,107)	(1,492,696)	(7,224,586)	(4,432,099)
Income tax benefit	425,708	236,040	1,642,902	746,778
Net loss from continuing operations	(1,276,399)	(1,256,656)	(5,581,684)	(3,685,321)
(Loss) income from discontinued operations, including gain on sale, net of tax	-	(6,500)	-	18,878,149
Net (loss) income	$(1,276,399)	$(1,263,156)	$(5,581,684)	$15,192,828

Net (loss) income per share:
From continuing operations:
Basic	$(0.12)	$(0.13)	$(0.53)	$(0.38)
Diluted	$(0.12)	$(0.13)	$(0.53)	$(0.38)

From discontinued operations:
Basic	$-	$-	$-	$1.94
Diluted	$-	$-	$-	$1.90

Net (loss) income:
Basic	$(0.12)	$(0.13)	$(0.53)	$1.56
Diluted	$(0.12)	$(0.13)	$(0.53)	$1.53

Number of weighted average shares outstanding:
Basic	10,597,024	9,795,147	10,486,334	9,754,014
Diluted	10,597,024	9,795,147	10,486,334	9,910,107

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CYNERGISTEK, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP LOSS FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(UNAUDITED)
	Three Months Ended September 30,
	2020	2019
GAAP loss from continuing operations	$(1,677,928)	$(1,501,486)
Adjustments:
Depreciation	48,296	47,775
Amortization of acquisition-related intangibles	416,191	452,734
Non-recurring restructuring and legal costs	79,000	300,000
Stock-based compensation	378,077	325,600
Non-GAAP adjusted EBITDA	$(756,364)	$(375,377)
Non-GAAP adjusted EBITDA per share
Basic	$(0.07)	$(0.04)
Diluted	$(0.07)	$(0.04)

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